Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2018 RESULTS

JERICHO, NY, May 8, 2018 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended March 31, 2018.

Highlights For The First Quarter

•	Net earnings of $0.25 per share
•	Funds From Operations (FFO) of $0.44 per share
•	Adjusted Funds From Operations (AFFO) of $0.42 per share
•	Entered into an amended and restated credit agreement

Christopher J. Constant, Getty’s President & Chief Executive Officer stated, “Our first quarter financial results continue to demonstrate the stability of our platform and the sustainability of our cash flows. Our performance was supported by the strength of the convenience and gas sector, which we believe continues to be one of the strongest consumer segments in the country. Additionally, we successfully completed the refinancing of our credit facility during the quarter, which extended our near-term debt maturities by four years. Also, subsequent to quarter end, we completed an accretive acquisition leaseback transaction that added 30 convenience store and gasoline station properties in the Southern United States to our portfolio. Finally, we are pleased to have been assigned a BBB- investment grade debt rating by Fitch Ratings, which should lead to an improved cost of capital over time, which further reinforces the confidence we have in our portfolio and in our ability to deliver returns for our shareholders.”

Net Earnings

The Company reported net earnings for the quarter ended March 31, 2018, of $10.0 million, or $0.25 per share, as compared to net earnings of $9.7 million, or $0.28 per share, for the same period in 2017.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended March 31, 2018, was $17.8 million, or $0.44 per share, as compared to $18.2 million, or $0.52 per share, for the same period in 2017.

AFFO for the quarter ended March 31, 2018, was $16.8 million, or $0.42 per share, as compared to $14.2 million, or $0.40 per share, for the same period in 2017.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. During the fourth quarter of 2017, the Company revised its definition of AFFO. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties in continuing operations increased by $4.4 million to $28.3 million for the quarter ended March 31, 2018, as compared to $23.9 million for the same period in 2017. The increase in revenues from rental properties for the quarter ended March 31, 2018, was primarily due to revenue from the properties acquired during the year ended December 31, 2017.

Property costs from continuing operations were $4.9 million for the quarter ended March 31, 2018, as compared to $4.8 million for the same period in 2017. The increase in property costs for the quarter ended March 31, 2018, was principally due to an increase in reimbursable real estate taxes, offset by a decrease in maintenance expenses.

Environmental expenses from continuing operations were $1.2 million for the quarter ended March 31, 2018, as compared to a credit of $0.5 million for the same period in 2017. The increase in environmental expenses for the quarter ended March 31, 2018, was principally due to increases in environmental legal fees and net environmental remediation costs. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations were $3.6 million for the quarter ended March 31, 2018, as compared to $3.5 million for the same period in 2017. The increase in general and administrative expenses for the quarter ended March 31, 2018, was principally due to an increase in employee related expenses.

Impairment charges in continuing operations were $2.4 million for the quarter ended March 31, 2018, as compared to $3.5 million for the same period in 2017. Impairment charges in continuing operations for the quarters ended March 31, 2018 and 2017, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain properties.

Portfolio Activities

There were no property acquisitions during the three months ended March 31, 2018. Subsequent to March 31, 2018, the Company acquired fee simple interests in 30 properties for $52.2 million and entered into a unitary triple-net lease with GPM Investments, LLC. The Company expects the transaction to be immediately accretive to net earnings. Also, subsequent to March 31, 2018, the Company acquired fee simple interests in two properties for a purchase price of $2.7 million in the aggregate.

Redevelopment Activities

As of March 31, 2018, the Company is actively redeveloping 10 of its former convenience store and gasoline station properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. As of March 31, 2018, the Company had signed leases on six additional properties, that are currently part of its net lease portfolio. These properties are expected to be recaptured from their current leases and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

On March 23, 2018, the Company entered into an amended and restated credit agreement (the “Restated Credit Agreement”) amending and restating its prior credit agreement. Pursuant to the Restated Credit Agreement, the Company (a) increased its borrowing capacity under its unsecured revolving credit facility (the “Revolving Facility”) from $175.0 million to $250.0 million, (b) extended the maturity date of the Revolving Facility from June 2018 to March 2022, (c) extended the maturity date of its unsecured term loan (the “Term Loan”) from June 2020 to March 2023 and (d) amended certain financial covenants and provisions. The Restated Credit Agreement also reflects reductions in the interest rate for borrowings under each of the Revolving Facility and the Term Loan.

As of March 31, 2018, the Company had $375.0 million of outstanding indebtedness with a weighted average interest rate of 4.6%. The Company’s indebtedness consisted of $150.0 million in aggregate borrowings under the Restated Credit Agreement and an aggregate principal amount of $225.0 million of senior unsecured notes. Total cash and cash equivalents were $18.0 million as of March 31, 2018.

2018 Guidance

The Company reaffirms its 2018 AFFO guidance at a range of $1.68 to $1.74 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty will hold its First Quarter Earnings Conference Call on Wednesday, May 9, 2018, at 8:30 a.m. EDT. To participate in the call, please dial (888) 394-8218, or (323) 701-0225 for international participants, ten minutes before the scheduled start time. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Wednesday, May 9, 2018, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Wednesday, May 16, 2018. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 8688667.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of March 31, 2018, the Company owned 824 properties and leased 78 properties from third-party landlords in 28 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

Beginning in the fourth quarter of 2017, the Company revised its definition of AFFO to exclude three additional items – environmental litigation accruals, insurance reimbursements, and legal settlements and judgments – because the Company believes that these items are not indicative of its core operating performance. While the Company does not label excluded items as non-recurring, the Company believes that excluding items from its definition of AFFO that are either non-cash or not reflective of its core operating performance provides analysts and investors the ability to compare its core operating performance between periods. AFFO for the quarter ended March 31, 2017, has been restated to conform to the Company’s revised definition.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2018 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND THOSE REGARDING THE EXPECTED ACCRETIVE NATURE OF THE POST QUARTER-END ACQUISITION AND LEASING TRANSACTION.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2018	December 31, 2017
ASSETS:
Real estate:
Land	$587,511	$589,497
Buildings and improvements	377,875	379,785
Construction in progress	1,948	1,682
	967,334	970,964
Less accumulated depreciation and amortization	(136,723)	(133,353)
Real estate, net	830,611	837,611
Investment in direct financing leases, net	88,881	89,587
Notes and mortgages receivable	32,502	32,366
Cash and cash equivalents	18,013	19,992
Restricted cash	1,114	821
Deferred rent receivable	34,833	33,610
Accounts receivable, net of allowance of $1,962 and $1,840, respectively	1,110	3,712
Prepaid expenses and other assets	54,329	55,055
Total assets	$1,061,393	$1,072,754
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$146,969	$154,502
Senior unsecured notes, net	224,624	224,656
Environmental remediation obligations	63,364	63,565
Dividends payable	12,890	12,846
Accounts payable and accrued liabilities	62,028	63,490
Total liabilities	509,875	519,059
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 60,000,000 shares authorized; 39,710,297 and 39,696,110 shares issued and outstanding, respectively	397	397
Additional paid-in capital	605,553	604,872
Dividends paid in excess of earnings	(54,432)	(51,574)
Total shareholders’ equity	551,518	553,695
Total liabilities and shareholders’ equity	$1,061,393	$1,072,754

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Revenues from rental properties	$28,284	$23,897
Tenant reimbursements	3,068	2,993
Interest on notes and mortgages receivable	764	758
Total revenues	32,116	27,648
Operating expenses:
Property costs	4,935	4,810
Impairments	2,427	3,468
Environmental	1,247	(541)
General and administrative	3,587	3,493
Allowance for uncollectible accounts	126	132
Depreciation and amortization	5,594	4,392
Total operating expenses	17,916	15,754
Operating income	14,200	11,894
Gain (loss) on dispositions of real estate	649	(331)
Other income, net	363	234
Interest expense	(5,050)	(4,080)
Earnings from continuing operations	10,162	7,717
Discontinued operations:
(Loss) earnings from discontinued operations	(130)	1,987
Net earnings	$10,032	$9,704

Basic earnings per common share:
Earnings from continuing operations	$0.25	$0.22
Earnings from discontinued operations	—	0.06
Net earnings	$0.25	$0.28
Diluted earnings per common share:
Earnings from continuing operations	$0.25	$0.22
Earnings from discontinued operations	—	0.06
Net earnings	$0.25	$0.28
Weighted average common shares outstanding:
Basic	39,710	34,555
Diluted	39,712	34,555

Dividends declared per common share	$0.32	$0.28

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Net earnings	$10,032	$9,704
Depreciation and amortization of real estate assets	5,594	4,392
(Gain) loss on dispositions of real estate	(649)	331
Impairments	2,817	3,737
Funds from operations	17,794	18,164
Revenue recognition adjustments	(782)	(419)
Changes in environmental estimates	(512)	(4,317)
Accretion expense	691	1,033
Environmental litigation accruals	-	(73)
Insurance reimbursements	(215)	(218)
Legal settlements and judgments	(147)	-
Adjusted funds from operations	$16,829	$14,170
Basic per share amounts:
Earnings per share	$0.25	$0.28
Funds from operations per share	0.44	0.52
Adjusted funds from operations per share	$0.42	$0.40
Basic weighted average common shares outstanding	39,710	34,555
Diluted per share amounts:
Earnings per share	$0.25	$0.28
Funds from operations per share	0.44	0.52
Adjusted funds from operations per share	$0.42	$0.40
Diluted weighted average common shares outstanding	39,712	34,555

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com